EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of December 12, 2011, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), Neal Goldman and Goldman Capital Management Money Purchase Plan (together, “Goldman”).

RECITALS

WHEREAS, Goldman currently holds certain promissory notes of various maturities in the principal amount of $6.75 million, as more particularly set forth on Schedule A attached hereto (the “Notes”); and

WHEREAS,

subject to the terms and conditions set forth herein, the Company and Goldman desire to cancel and retire the Notes, together with accrued and unpaid interest due and payable on such Notes, up to and including the Closing Date, as defined herein, in exchange for the consideration set forth on Schedule A (“Exchange Consideration”), which Exchange Consideration shall be allocated as set forth in Schedule A (the “Exchange”);

WHEREAS, part of the Exchange Consideration shall consist of 9,765,534 shares of the Company’s Common Stock, $0.01 par value (the “Exchange Shares”), and shares of the Company’s Common Stock, and warrants exercisable for shares of the Company’s Common Stock (together, “New Securities”), issued in connection with a qualified financing tentatively scheduled to close on or before December 16, 2011 (“Qualified Financing”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.

Securities Exchange.

(a)

In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, at Closing, Goldman shall deliver and surrender to the Company for cancellation each of the Notes, in exchange for the Exchange Consideration. In consideration for the foregoing, the Company agrees to issue and deliver to Goldman the Exchange Consideration, as more particularly set forth on Schedule A attached hereto.

(b)

The closing under this Agreement (the “Closing”) shall take place immediately upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).

(c)

At the Closing, Goldman shall deliver to the Company for cancellation the Notes, or an indemnification undertaking with respect to such Notes in the event of the loss, theft or destruction of such Notes.  Simultaneously, the Company shall issue to Goldman the Exchange Consideration, including a certificate evidencing the Exchange Shares and the New Securities.

2.

Representations, Warranties and Covenants of Goldman.  Goldman hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)

This Agreement has been duly authorized, validly executed and delivered by Goldman and is a valid and binding agreement and obligation of Goldman enforceable against Goldman in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Goldman has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)

Goldman understands that the Exchange Shares and New Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Goldman set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

(c)

Goldman is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(d)

Goldman is and will be acquiring the Exchange Shares and New Securities for Goldman’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(e)

The offer and sale of the Exchange Shares and New Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof.  Goldman understands that the Exchange Shares and New Securities are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Exchange Shares or New Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Exchange Shares and New Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(f)

Goldman owns and holds, beneficially and of record, the entire right, title, and interest in and to the Notes free and clear of all rights and Encumbrances (as defined below).   Goldman has full power and authority to transfer and dispose of the Notes free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws.  Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Notes.  Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

3.

Representations, Warranties and Covenants of the Company.  The Company represents and warrants to Goldman, and covenants for the benefit of Goldman, as follows:

(a)

The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)

The Exchange Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)

This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)

The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Shares hereunder.  Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Exchange Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Exchange Shares under the registration provisions of the Securities Act and applicable state securities laws.  Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Exchange Shares.

4.

Conditions Precedent to the Obligation of the Company to Consummate the Exchange.  The obligation hereunder of the Company to issue and deliver the Exchange Consideration to Goldman and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)

Goldman shall have executed and delivered this Agreement.

(b)

Goldman shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Goldman at or prior to the Closing.

(c)

The representations and warranties of Goldman shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.

Conditions Precedent to the Obligation of Goldman to Consummate the Exchange. The obligation hereunder of Goldman to surrender the Notes, accept the Exchange Consideration and consummate the Exchange is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for Goldman’s sole benefit and may be waived by Goldman at any time in its sole discretion.

(a)

The Company shall have executed and delivered this Agreement.

(b)

The Company shall have consummated the Qualified Financing.

(c)

The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)

Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

6.

Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the Parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  Each Party waives its right to a trial by jury.  Each Party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.

7.

Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.

8.

Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IWS 12-13-11

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC.
By:_/s/ S. James Miller, Jr._____________________ Name: S. James Miller, Jr. Title: Chief Executive Officer
NEAL GOLDMAN:
_/s/ Neal Goldman___________________________
GOLDMAN CAPITAL MANAGEMENT MONEY PURCHASE PLAN
By:_/s/ Neal Goldman____________________________________ Name: Neal Goldman

IWS 12-09-11

SCHEDULE A

Conventional Notes
Neal Goldman (ST Notes) (Principal Only)	$750,000
$750,000

The Conventional Notes shall be rolled over into the Qualified Financing, resulting in the holder of the Conventional Note using the principal amount of the Conventional Note to purchase the New Securities upon the terms and conditions set forth in the Securities Purchase Agreement executed by the Purchasers in connection with the Qualified Financing.

Convertible Notes
Neal Goldman 6/9/11 (Principal Only)	$500,000
Neal Goldman 12/8/10 (Principal Only)	$350,000
Neal Goldman 11/24/10 (Principal Only)	$650,000
$1,500,000

The principal amount of the above –referenced Convertible Notes shall be paid promptly following the consummation of the Qualified Financing.

Convertible Notes
Neal Goldman 10/5/10	$2,000,000
Goldman CM MPP 11/24/10	$1,350,000
Goldman CM MPP 12/8/10	$1,150,000
$4,500,000

The principal amount of the above-referenced Convertible Notes shall be exchanged for Exchange Shares at Closing of the Qualified Financing.  The number of Exchange Shares represents (i) principal on the above-referenced Convertible Notes; and (ii) accrued but unpaid interest on the  (A) Conventional Notes, (B) the Convertible Notes subject to payment promptly following the consummation of the Qualified Financing, and (C) the Convertible Notes being exchanged for Exchange Shares.  At Closing, the Company shall deliver irrevocable instructions to its transfer agent to deliver the Exchange Shares to Goldman.

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IWS 12-09-11